SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


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                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):      November 30, 1997
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                               Silver Diner, Inc.
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             (Exact name of registrant as specified in its charter)

          Delaware                          0-24982                 04-3234411
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(State or other jurisdiction              (Commission              (IRS Employer
of incorporation)                         File Number)              (ID Number)

11806 Rockville Pike, Rockville, Maryland                                  20852
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(Address of principal executive offices)                              (Zip Code)

Registrant's Telephone Number, including area code:               (301) 770-0333

     Item 5.  Other Events.

     On November 23, 1997, the Company purchased for $1.70 per share 60,000 shares of its Common Stock from Ype Hengst, a director and officer of the Company, for an aggregate purchase price of $102,000. The purchase price was equal to the average closing price for the shares of Common Stock in the over-the-counter market during the 30 days preceding the date of purchase. Although Mr. Hengst's financial requirements necessitated the sale of the 60,000 shares, at this time he does not believe that he will be required to sell any additional shares. Ype Hengst continues to own 182,881 shares of Common Stock, which shares were acquired by him on formation of the Company.

     The 60,000 shares of Common Stock purchased by the Company will be used to fund its obligations under its Restaurant Owner Operator Program and Stock Option Plans to avoid stockholder dilution. The Company believes that its Common Stock is undervalued and that the purchase was a good investment.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

December 10, 1997                                   SILVER DINER, INC.


                                                    By: /s/ Daniel P. Brannan
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                                                        Daniel P. Brannan
                                                        Vice President, Finance